Exhibit 5.1

MingZhu Logistics Holdings Limited	D: +852 3656 6054

E: nathan.powell@ogier.com
Reference: NMP/CLE/508296.00003

26 November 2025

Dear Sirs

MingZhu Logistics Holdings Limited 明珠货运控股有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the sale by the Company of up to an aggregate of 8,000,000 units Units) with each Unit consisting of one ordinary share of par value USD0.128 each (Ordinary Share), or in lieu thereof, a pre-funded warrant, and one common warrant (each a Warrant and collectively, the Warrants), to certain purchasers as defined in the Securities Purchase Agreement (as defined below). The Units, the Ordinary Shares, the Warrants and the underlying Ordinary Shares issuable under the Warrants (the Warrant Shares) are collectively referred to as the Securities.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 2 January 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier
Providing advice on British Virgin Islands,
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Floor 11 Central Tower	Partners
28 Queen's Road Central	Nicholas Plowman
Central	Nathan Powell	Cecilia Li**
Hong Kong	Anthony Oakes	Rachel Huang**
	Oliver Payne	Yuki Yan**
	Kate Hodson	Florence Chan*‡
T +852 3656 6000	David Nelson	Richard Bennett**‡
F +852 3656 6001	Justin Davis	James Bergstrom‡	* admitted in New Zealand
ogier.com	Joanne Collett		** admitted in England and Wales
	Dennis Li		‡ not ordinarily resident in Hong Kong

(b)	the third amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 21 April 2025 and effective on 3 November 2025 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 26 November 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company (the ROD);

(e)	the listed shareholder list of the Company as at 21 November 2025 provided to us on 25 November 2025 (the Listed ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated 23 May 2025 as to certain matters of facts (the Director's Certificate);

(g)	the written resolutions of all the directors of the Company dated 25 November 2025 (the Board Resolutions);

(h)	the securities purchase agreement (the Securities Purchase Agreement) dated 25 November 2025 with certain purchasers as defined therein in connection with the sale and purchase of the Units, and the form of the pre-funded warrant (Pre-funded Warrant) and the form of the common warrant (Common Warrant together with the Pre-funded Warrant, the Warrant Documents) each as exhibited to the Securities Purchase Agreement (collectively, the Documents); and

(i)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company's property or assets; and

(i)	the Company will have sufficient authorized but unissued share capital to effect the issue of any of the Ordinary Shares and at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

(j)	the Securities Purchase Agreement, the Securities issuable under the Warrants have been, or will be, authorised and duly executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties (including the Board) in accordance with all relevant laws;

(k)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(l)	the Documents, the Securities issuable under the Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws(the Relevant Law) (other than, with respect to the Company, the laws of the Cayman Islands);

(m)	the choice of the Relevant Law as the governing law of the Documents and the Securities issuable under the Documents, has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the Cayman Islands;

(o)	all necessary corporate action will be taken to authorize and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable Securities Purchase Agreement, Warrants, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(p)	no monies paid to or for the account of any party under the Documents, or any property received or disposed of by any party to the Documents, the Securities issuable under the Documents in each case in connection with the Documents, or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively);

(q)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(r)	the Company is, and after the issuance (where applicable) of the Securities, will be able to pay its liabilities as they fall due; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	Based solely on the Memorandum, the authorised share capital of the Company is US$1,280,000 consisting of 10,000,000,000 ordinary shares of par value US$0.128 each.

Units

(c)	With respect to the issue of Units, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	the Securities Purchase Agreement relating to the Units has been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Warrants which are components of the Units, a Warrant Document has been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units;

(iv)	in respect of any Ordinary Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles; and

(v)	the Units and any Securities which are components of the Units have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Securities Purchase Agreement relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, (C) the Memorandum and Articles and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of the Ordinary Shares which are components of the Units, not less than the par value of such Ordinary Shares), the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Warrants

(d)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Warrant Document relating to the Warrants has been duly authorised and validly executed and unconditionally delivered by the Company and the warrant agent designated thereunder; and

(iii)	upon payment of the consideration therefor provided in the Documents approved by the Board,

the Warrants will be duly authorised and will constitute legal, valid and binding obligations of the Company.

Ordinary Shares and the Warrant Shares

(e)	With respect to the issue of Ordinary Shares and the Warrant Shares, when

(i)	the Board has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares and the Warrant Shares, the terms of the offering of the Ordinary Shares and the Warrant Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares and the Warrant Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares and the Warrant Shares as fully paid shares and the subscription price of such Ordinary Shares and the Warrant Shares (being not less than the par value of the Ordinary Shares and the Warrant Shares) has been fully paid in cash or other consideration approved by the Board, the Ordinary Shares and the Warrant Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company's obligations under the Registration Statement or Documents will result in the breach of or infringe any other agreement, deed or document (other than the Company's Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion, “non-assessable” means, with respect to the Ordinary Shares, that a member of the Company shall not, solely by virtue of its status as a member of the Company, be liable for additional assessments or calls on such Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier